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                                                                   Exhibit 99(a)

                       SECURITY-CONNECTICUT CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned holder of shares of common stock, par value $.01 per share ("Common Stock"), of SECURITY-CONNECTICUT CORPORATION, a Delaware corporation (hereinafter referred to as the "Company"), does hereby constitute and appoint Ronald D. Jarvis and Patricia A. DeVita or either of them, as proxies, with full power to act without the other and with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on Tuesday, June 24, 1997 at 10:30 a.m., local time, at the principal executive offices of the Company, 20 Security Drive, Avon, Connecticut 06001, and at any adjournments or postponements thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on the matter set forth on the reverse and any other business that may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement, dated May 22, 1997, and instructs its attorneys and proxies to vote as set forth on this Proxy.



          (Continued and to be signed and dated on the reverse Side)


[X] Please mark your votes
    as in this example.




                                         FOR    AGAINST    ABSTAIN
1.   Agreement and Plan of Merger.       [ ]      [ ]        [ ]
2. To vote with discretionary authority upon any other business which may properly come before the meeting or any adjournment thereof.


The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE AGREEMENT AND PLAN OF MERGER AND THE PROXIES ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AND WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.


-----------------------

SHAREHOLDER NAME AND ADDRESS

DO NOT PRINT IN THIS AREA


SIGNATURE(s)                                            DATE
            -----------                                     -----------

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, etc., indicate title. If the signer is a corporation, sign in the corporate name by a duly authorized officer.